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                                                                  EXHIBIT 10.120

                              SMART & FINAL INC.

                        NON-EMPLOYEE DIRECTOR STOCK PLAN

1. PURPOSE

     The purpose of this Smart & Final Inc. Non-Employee Director Stock Plan (this "Plan") is to promote the interests of the Company and its stockholders by
(i) providing an incentive to those directors of the Company who are not employees of the Company or its subsidiaries to serve on the Board of Directors of the Company, and (ii) linking the personal interests of such directors with the interests of the stockholders in the continuing financial success of the Company.

2. DEFINITIONS

     For purposes of this Plan, each term set forth in this Section 2 shall have the meaning set forth opposite such term and, when the defined meaning is intended, the term is capitalized.

     2.1 "Award Date" means, for purposes of the initial award of Shares under this Plan, May 10, 1996 and, thereafter, May 1 of each succeeding year in which this Plan is in effect.

     2.2 "Board" means the Board of Directors of the Company.

     2.3 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     2.4 "Company" means Smart & Final Inc., a Delaware corporation.

     2.5 "Director" means any person who is a member of the Board.

     2.6 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     2.7 "Fair Market Value of a Share on the Award Date" means the closing price of a Share as reported on the New York Stock Exchange composite-transactions report for the Award Date (or, if there is no trading on the New York Stock Exchange on the Award Date, then on the first previous date on which there was trading).

     2.8 "Non-Employee Director" means any Director who is not and has not been an employee of the Company or its direct or indirect subsidiaries and who is paid an annual cash retainer fee for his or her services as a Director.

     2.9 "Plan" means this Smart & Final Inc. Non-Employee Director Stock Plan, as the same may be amended from time to time.

     2.10 "Plan Committee" means the Governance Committee of the Board, or any successor committee of the Board which the Board appoints to administer this Plan.

     2.11 "Rule 16b-3" means Rule 16b-3 as promulgated under Section 16(b) of the Exchange Act, or any successor provisions thereto.

     2.12 "Share(s)" mean share(s) of Stock.

     2.13 "Stock" means the Common Stock, par value $.01 per share, of the Company.

3. SHARES AVAILABLE FOR AWARD
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     Shares awarded under this Plan may be authorized but unissued Shares or authorized and issued shares held in the Company's treasury or acquired by the Company for purposes of this Plan. The aggregate number of Shares to be awarded under this Plan shall not exceed 125,000 Shares; provided, however, in the event of any change in the outstanding Shares by reason of a recapitalization, stock dividend, stock split, split-up, combination or exchange of shares or any similar change affecting the Stock, the Board (whose determination shall be conclusive) shall make appropriate and proportionate adjustments in the aggregate share limitation set forth in the immediately preceding clause.
No fractional Shares shall be issued under this Plan as a result of any adjustment made under this Section 3.

4. AUTOMATIC AWARD OF SHARES

     An award of Shares shall be automatically made on the Award Date to each Non-Employee Director who is serving as such on the Award Date. Each award shall comprise that number of Shares equal to the quotient of $10,000 divided by the Fair Market Value of a Share on the Award Date; provided, however, if this award calculation results in fractional Shares, such awards shall be rounded down to the nearest whole Share number and cash shall be paid in lieu of fractional shares, and provided, further, if at any time there are not sufficient Shares available under this Plan to permit the award of Shares to be made to all Non-Employee Directors eligible therefor, then the award of Shares to be made to all such eligible Non-Employee Directors under this Section 4 shall be reduced pro rata (to zero if necessary) so as to not exceed the number of Shares available for award under this Plan and cash shall be paid in lieu of the difference. In the event that any Shares awarded under this Section 4 are newly issued by the Company, the Non-Employee Director receiving such Shares shall pay to the Company, in cash, an amount equal to the par value of such Shares. Any Shares awarded under this Plan must be held by such Non-Employee Director at least six months after the Award Date or, in the case of Shares awarded on May 10, 1996, six months after the date of the stockholder approval of this Plan, as described in Section 7.1 of this Plan.

5. NATURE OF PAYMENTS

     All awards of Shares under this Plan shall be in lieu of a portion of the annual cash retainer fees otherwise due to each eligible Non-Employee Director in consideration of past services performed for the Company by such Non-Employee Directors; provided, however, that such awards of Shares shall not be deemed to constitute "covered compensation" for purposes of the Smart & Final Directors Deferred Compensation Plan.

6. ADMINISTRATION

     The Plan Committee shall administer this Plan in accordance with its provisions and shall interpret this Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of this Plan and make such other determinations and take such other action as it deems necessary or advisable, except as otherwise expressly reserved to the Board in this Plan. The Plan Committee shall act by a majority of its members by vote in a meeting or by written instrument signed by a majority of its members. Any interpretation, determination, or other action made or taken by the Plan Committee shall be final and binding upon all Non-Employee Directors and all other persons. Neither the Plan Committee members nor the Directors, officers or employees of the Company shall be under any duty to provide to any Non-Employee Director or any other person tax or legal advice concerning any matter relating to this Plan. Members of the Plan Committee shall serve without additional compensation for their services as members, but all expenses and liabilities they incur in connection with the administration of this Plan shall be borne by the Company. No Plan Committee member shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan, and all such persons shall be fully protected by the Company with respect to any such action, determination or interpretation.

7. EFFECTIVE DATE AND DURATION

     7.1 Adoption of this Plan. This Plan was adopted by the Board effective as of February 22, 1996, subject to the approval of the stockholders of the Company at the 1996 annual meeting of stockholders. This Plan shall be
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automatically null and void in the event that such stockholder approval is not so obtained in accordance with the applicable laws of the State of Delaware.

     7.2 Term. Unless terminated earlier as provided herein, this Plan shall terminate on February 22, 2005. No award of Shares shall be made after the date this Plan terminates; provided, however, the applicable terms and conditions of this Plan, and any terms and conditions applicable to any award of Shares made prior to the date this Plan terminates, shall survive the termination of this Plan.

     7.3 Amendment and Termination. The Board may from time to time amend, modify, suspend or terminate this Plan; provided, however, that no amendment or modification of this Plan shall become effective without stockholder approval if such stockholder approval is required by law, rule or regulation, and provided, further, to the extent required under Rule 16b-3, the provisions of this Plan shall not be amended or modified more than once every six months, except that the foregoing clause shall not preclude any amendment or modification to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 or the rules thereunder in effect from time to time. Except as otherwise stated in this Plan or required by law, no amendment, modification, suspension or termination of this Plan shall materially and adversely alter or impair any right of any Non-Employee Director with respect to any prior award of Shares, without the written consent of such Non-Employee Director.

     7.4 Reformation to Comply with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with the applicable provisions of Rule 16b-3 in connection with any award of Shares to a Non-Employee Director. Accordingly, if any provision of this Plan does not comply with the requirements of Rule 16b-3 as then applicable to such transaction, such provision will be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Non-Employee Director shall avoid liability under Section 16(b).

8. MISCELLANEOUS

     8.1 Investment Representation. By his or her receipt of an award of Shares under this Plan, a Non-Employee Director will be deemed to have represented and warranted to the Company that the Shares being acquired are being acquired for investment and not for resale or with a view to the distribution thereof.

     8.2 Compliance With Laws and Regulations. This Plan, any Shares awarded under this Plan, and the obligations of the Company to issue or deliver Shares shall be subject to all applicable federal and state laws, rules and regulations and to any approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any Shares either (i) prior to (a) the listing of such Shares on any stock exchange on which the Stock may then be listed and (b) the completion of any registration or qualification of such Shares which is required under any federal or state law, or any ruling or regulation of any government body, and which the Company shall, in its sole discretion, determine to be necessary or advisable; or (ii) until exemptions from such registration and qualification requirements are established to the reasonable satisfaction of the Company and its counsel. The Company may, in order to insure that resales are made in compliance with all applicable federal or state law, imprint a legend on certificates representing such Shares to the effect that the Shares may not be resold in the absence of compliance with the applicable restrictions or a determination that no restrictions are applicable.

     8.3 Non-transferability. A Non-Employee Director's rights and interests under this Plan may not be assigned, hypothecated, encumbered or transferred, in whole or in part, whether directly, by operation of law or otherwise (except, in the event of the death of a Non-Employee Director, by will or the laws of descent and distribution). Without limiting the generality of the foregoing, no rights or interests of any Non-Employee Director under this Plan shall be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process.

     8.4 No Rights to Directorship. Nothing in this Plan or in any action taken under this Plan shall confer upon any Non-Employee Director any right to continued or future service on the Board and shall not interfere with or limit in
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any way the right of the stockholders to remove any Non-Employee Director from his position as a Director. Participation under this Plan does not constitute an employment contract between any Non-Employee Director and the Company or any of its direct or indirect subsidiaries.

   8.5 Certain Corporate Transactions. Nothing in this Plan shall in any way prohibit the Company from merging with or consolidating into another corporation, or from selling or transferring all or substantially all of its assets, or from distributing all or substantially all of its assets to its stockholders in liquidation, or from dissolving and terminating its corporate existence.

   8.6 Unfunded Plan. This Plan shall be unfunded and the Company shall not be required to establish any special fund or to make any segregation of assets to assure the award or delivery of Shares under this Plan. To the extent that a Non-Employee Director or any other person acquires a right to receive an award pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

   8.7 Taxes. The Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to, or to otherwise require payment from, a Non-Employee Director of an amount sufficient to cover any federal, state, local or foreign taxes required to be withheld with respect to any award of Shares under this Plan. The Company shall have the further right to require that a Non-Employee Director furnish any information deemed necessary by the Company to meet any tax reporting obligations before delivering any Shares pursuant to this Plan.

   8.8 Headings. The Section and other headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of this Plan.

   8.9 Governing Law. The validity and construction of this Plan and any action taken under this Plan shall be governed by the laws, without regard to the laws as to choice or conflict of laws, of the State of Delaware.